COMBINED ACCOUNT PURCHASE  AND SECURITY AGREEMENT

            This Agreement entered into this 1st day of December, 1997 between Innovo, Inc. (herein called "Client"), a Texas Corporation whose address is 27 North Main Street, Springfield, Tennessee 37172 and First American National Bank ("BANK"). In consideration of the mutual covenants set forth herein Client and BANK agree as follows:

                                    I.  DEFINITIONS
"Account" means the right to payment without offset for goods sold or leased, and delivered, or service rendered, which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, but does not include any Account arising out of sales or leases to any subsidiary, parent or affiliated entity of Client. "Collateral" means all property, real or personal, tangible or intangible, given as security pursuant to Section 7.01 hereof for the obligations of Client under this Agreement.
"Credit Problem" means Customer's failure to pay its debts in full when due at maturity, solely because of its own financial problems, or financial inability to pay if and only if such Customer files, or has filed against it, a petition under Title 11 of the United States Code or if such Customer has made an assignment for the benefit of creditors no later than 75 days after the invoice date.
"Customer"  means Client's customer or the account debtor.
"Customer Dispute" means any claim by a Customer against Client, valid or invalid, now existing or hereafter arising (including but not limited to a claim for credit or refund due to a return of goods which gave rise to an Account), that may reduce the amount collectible from Customer by
BANK.   The foregoing notwithstanding, a dispute with a Customer
involving both a Customer Dispute and a Credit Problem shall be deemed a Customer Dispute.
"Insolvent" means, with respect to any person or entity, that such person's or entity's liabilities exceed such person's or entity's assets and/or such person or entity is not generally paying its debts as they become due.
"Servicing Agent" means National Business Finance, Inc.

                          II. PURCHASE OF ACCOUNTS RECEIVABLE
2.01 Client hereby assigns to BANK as absolute owner, and BANK hereby purchases and accepts from Client on the terms and conditions set forth and incorporated herein, without recourse to Client except as herein set forth, all Accounts approved and deemed acceptable by BANK, now or hereafter created by Client's credit sales to Customers, and represented by Clients to be bona fide existing obligations of its Customers arising out of, and acquired by it, in the ordinary course of its business, which Accounts are or will be due and owing to Client without defense, offset or counterclaim.
2.02 BANK shall purchase only such Accounts hereunder as BANK may select and approve in its sole and absolute discretion. In the exercise of such discretion, BANK and/or Servicing Agent may investigate the credit of any Customer. Based on BANK 's determination of credit worthiness of any Customer, it may establish a credit line for such
Customer, for the benefit of Client.   BANK shall purchase all Accounts
from Client relating to such Customer (which Accounts otherwise qualify as Accounts deemed acceptable to BANK, pursuant to the warranties, representations, covenants and general terms and conditions set forth in this Agreement), within the credit line established, provided however, such credit line may be modified or eliminated at any time, for any reason (credit or other), in BANK 's sole and absolute discretion.
2.03 Client will provide BANK an assignment of Accounts, in a form(s) satisfactory to Servicing Agent, (including any notices of assignment as may be required by Servicing Agent) together with the original invoice or a true copy of each invoice and/or statement, as may be specified by Servicing Agent, including evidence of shipment, or other instrument or papers that Agent may require.
2.04 Client will place a sticker on each original invoice being sold to BANK, indicating that the Account has been sold to BANK and that payment must be mailed directly to Servicing Agent. Said stickers will be supplied to Client by Servicing Agent.
2.05 Client agrees to provide BANK a sufficient number of Notice of Assignment of Account forms, in a form satisfactory to BANK, signed by an authorized representative of Client, which shall be distributed by Servicing Agent to each Customer whose Account is assigned and sold to BANK by Client. Said Notice of Assignment of Accounts forms require the Customer's written agreement to pay to Servicing Agent, without offset of any kind, the full amount of all Accounts due from said Customer ("Notice of Assignment of Accounts" form). It shall be Client's obligation to ensure that the Notice of Assignment of Accounts form , duly executed by an authorized representative of the Customer, be returned to Servicing Agent. Any Account assigned and sold by Client to BANK prior to receipt by Servicing Agent of the Notice of Assignment of Accounts form referred to in this section, duly signed by the Customer, will be deemed to be sold to BANK with full recourse to Client and BANK may, in its sole and absolute discretion, charge back said Account to Client and Client will immediately pay to BANK, the full amount of any Part Payment made on the Account by BANK, plus BANK's Discount.
2.06 Upon approval and acceptance by BANK of an Account, Client shall be entitled to a part payment of the Account in an amount not to exceed the gross face amount of the Account, less the reserve withheld pursuant to paragraph 2.07 of this Agreement ("Part Payment").
2.07 BANK shall reserve and hold an amount in a reserve account equal to 10% (ten per cent) of the gross face amount of each Account purchased by BANK.
2.08 The purchase price of each Account shall be equal to the amount of each Account accepted by BANK, less BANK 's Discount. Said purchase price shall be reduced by the amount of any trade discounts, credits or allowances, or any other reductions or adjustments to such Account taken by the Customer ("Net Purchase Price").
2.09 The BANK 's Discount shall be charged against the gross face amount of each Account collected with the Discount being calculated based on the following rate schedule based on the number of days an Account is outstanding from the date of purchase by BANK through the date of collection by BANK :

            DAYS  RATE
              1-15      1.00%  of the gross face amount of each Account
purchased
              16- +     1/20 of 1% additionally per day  until the Account
is paid in full
                        Maximum Discount is 6.00%

2.10 Upon collection by BANK of an Account purchased by BANK, BANK may hold in a reserve account the Net Purchase Price, less the amount of any Part Payment made pursuant to paragraph 2.06 of this Agreement
("Collected Reserve"). The Collected Reserve may be held by BANK as security against Accounts charged back or any other obligation of Client to BANK .
2.11 BANK will return to Client the balance of the Collected Reserve as of Friday on the subsequent Wednesday only if, in BANK 's sole and absolute discretion, Servicing Agent has determined that Client has complied with all of the terms and conditions of servicing this Agreement, that no events of default as defined in Article VIII below have occurred and Client acknowledges to BANK that there are no offsets or claims against, or Customer Disputes relating to, any Account purchased by BANK. However, if the Collected Reserve has a deficit balance at any time, Client shall be obligated to immediately pay the amount of such deficit.
2.12  BANK will assume the risk of any loss resulting from Credit
Problems, such assumption of Credit Problems to be effective upon delivery and acceptance, without dispute, of the value and quality of the goods delivered or service rendered to Customer. The foregoing notwithstanding, such assumption by BANK of the risk of Credit Problems will not be effective upon the occurrence of any of the following:
              (a) Breach of any representations or warranties or covenants contained herein;
              (b) Contribution to or aggravation by Client of Customer's Credit Problem;
              (c) The existence of any dispute of any kind, regardless of validity, between Client and Customer;
              (d) Assertion by Customer of a claim of loss, counterclaim or offset of any kind against Client or BANK ;
              (e) Any case where the Customer has not duly signed and returned to Servicing Agent a Notice of Assignment of Accounts form; or
              (f) Clients failure to affix a sticker to the original invoice in accordance with paragraph 2.04 of this section.
2.13 Upon the occurrence of any Customer Dispute, whether valid or invalid, Client will immediately pay to BANK, on the Account purchased by BANK subject to the Customer Dispute, the amount of any Part Payment made on the Account by BANK plus the BANK 's Discount. Further, notwithstanding the payment obligation set forth herein, BANK may, in addition to any other remedies available to BANK under this Agreement, immediately charge back the Account purchased by BANK, which is subject to the Customer Dispute, to Client and provide notice thereof to Client.
2.14 Client shall notify Servicing Agent immediately of any dispute between Customer and Client.
2.15 Servicing Agent may settle any dispute directly with Customer. Such settlement does not relieve Client of final responsibility for payment of any such Account purchased by BANK .
2.16 Until all Accounts purchased by BANK are paid or declared in  BANK
's own judgment to be uncollectible due to a Credit Problem, and Client has fully met the requirements of this Agreement, any Part Payment by BANK along with BANK 's Discount shall be and remain an obligation of Client to BANK ("Obligation").

                     III. WARRANTIES AND REPRESENTATIONS OF CLIENT
            In order to induce BANK to enter into this Agreement, and with full knowledge that the truth and accuracy of the warranties and representations set forth in this Agreement are being relied upon by BANK, since time is of the essence, and a substantial delay could be caused by a complete credit investigation of each Customer, Client warrants and represents to BANK now, and during the term of this
Agreement:
3.01 Client:
       (a) is duly organized, validly existing, and in good standing under the laws of the state of Texas;
       (b) has the power and authority to own its properties, and carry on its business as it is now being conducted, and is to be conducted following consummation of the transactions contemplated by this Agreement;
       (c) is qualified to do business in every jurisdiction where such qualification is necessary;
       (d) is duly authorized to conduct such business under the trade name of Innovo, Inc. and such trade name has been properly registered as required by the laws of the State of Tennessee, and
       (e) has the power to execute and deliver this Agreement and to execute and deliver to BANK and Servicing Agent any and all documents required to be executed and delivered hereunder.
3.02  As of the date of this Agreement, Client is not Insolvent.
3.03 To the best knowledge of Client, no Customer of Client whose Accounts are to be assigned to or purchased by BANK, is Insolvent.
3.04 Client has good title to all inventory and Accounts, free and clear of all mortgages, liens and encumbrances, covenants or restrictions.
3.05 Each Account offered for sale to BANK is an accurate and undisputed (without claim of offset defense or counterclaim) statement of indebtedness by Customer to Client, for a sum certain, which is due and payable within 90 (ninety) days or less.
3.06 Each Account offered for sale to BANK arises out of a bona fide sale or lease, delivery and acceptance of goods, or rendition of service by Client to Customer, made in the ordinary course of Client's business.
3.07 None of the Accounts being sold to BANK have been sold or assigned to any person, firm or corporation, nor has any security interest in such Accounts been granted to any person, firm or corporation.
3.08 There are no agreements, verbal or written, between Client and Customer, or any other party, which would prohibit the sale of the Customer Account by Client to BANK .
3.09 The execution and performance by Client of the terms and provisions of this Agreement and the execution and delivery of any other documents required to be executed and delivered hereunder have been duly authorized by all requisite company action, and neither the execution and performance of this Agreement or any other documents required to be delivered hereunder, will violate any provision of law, any order of any court or other agency of government, the articles of incorporation or agreement of partnership, if any, of Client, or any indenture, agreement or other instrument to which Client is a party, or by which Client is bound, or be in conflict with, result in breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Client pursuant to any such indenture, agreement or instrument, except as provided in this Agreement.
3.10 There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of Client, threatened against or affecting Client which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of Client.
3.11 Client is not a party to any material agreement or instrument or subject to any restriction adversely affecting its business, properties or assets, operations or condition, financial or otherwise. Client is not in default in the performance, observance or fulfillment of any material agreement or instrument to which it is a party.
3.12 Except as disclosed in writing to BANK, there is no fact known to Client which materially adversely affects the business, operations, affairs or conditions of Client or any of its properties.
3.13 Client has filed all tax returns required by law to be filed and has paid all taxes, assessments and other governmental charges levied upon its properties, assets and income, other than those not yet delinquent. There are no unpaid assessments for additional taxes or any basis therefor.
3.14 Client is in full compliance with all state and federal laws relating to the conduct of its business.

                    IV. CONDITIONS TO BANK 'S OBLIGATIONS HEREUNDER
            The obligations of BANK to perform its obligations hereunder is subject to the following conditions precedent:
4.01 The representations and warranties set forth in Article III hereof shall be true and correct on and as of the date hereof, and on the date each Account is offered to BANK for sale pursuant to this Agreement, and no default as specified in Article VIII hereof, nor any event which upon notice or lapse of time or both would constitute such Event of Default, shall have occurred and be continuing, and each offer of an Account for sale to BANK shall constitute a certification to such effect as of the date of such offer.

                          V. AFFIRMATIVE COVENANTS BY CLIENT
            Client covenants and agrees that, from the date hereof and until termination of this Agreement and performance of all of Client's obligations hereunder, Client will, unless agreed to in writing by BANK or Servicing Agent:
5.01 Promptly, from time to time, permit BANK or Servicing Agent to inspect its books and records, at reasonable business hours, and make copies or abstracts thereof, and furnish such other information regarding its operations, assets, business, affairs and financial condition, as BANK may request.
5.02 Promptly notify Servicing Agent or BANK of any development which would materially adversely affect the business of Client, its properties or affairs or the ability of Client to perform its obligations under this Agreement, or any other document delivered in connection herewith.
5.03 Promptly advise Servicing Agent of any material adverse change in Client's condition, financial or otherwise, and of the occurrence of any Event of Default by Client as defined in Article VIII hereof, and of the occurrence of any event which upon notice or lapse of time, or both, would constitute such an Event of Default.
5.04 Maintain a standard system of accounting in accordance with generally accepted accounting principles on a consistent basis.
5.05 Maintain insurance coverage, against loss or damage to Client's property.
5.06 Pay all taxes or fees in relation to the Accounts, goods sold or services rendered and pay all taxes which if unpaid would give rise to a lien or priority claim by any taxing authority. Client further covenants and agrees to pay BANK for periodic tax lien searches not more often than monthly which searches may be done at BANK's sole discretion.
5.07 Hold in trust and safekeeping, and immediately turn over to Servicing Agent any payment on an Account purchased by BANK whenever such payment, whether cash, check (payable to Client, BANK or both), money order or other form of payment, comes into Client's possession.
5.08 Hold in trust and safekeeping , and immediately deliver to Servicing Agent, all goods giving rise to Accounts purchased by BANK which are returned or rejected by, or repossessed from Customer(s).
Client shall not intermingle such goods with Client's other property, as the same are the sole and separate property of BANK .
5.09 Upon the sale of any of its Accounts to BANK, Client will immediately make proper entries on its books and records disclosing the sale of such Accounts to BANK .

                                VI. NEGATIVE COVENANTS
            Client covenants and agrees that, until termination of this Agreement and performance by Client of all of its obligations hereunder, unless BANK or Servicing Agent shall otherwise consent in writing, it will not, directly or indirectly:
6.01 Create, incur, assume or suffer to exist any pledge, lien, charge or other encumbrance of any nature whatsoever on any of its Accounts, or inventory, now or hereafter owned.
6.02 Sell, lease, transfer or otherwise dispose of any of its business, except in the ordinary course of its business.
6.03 Interfere in any fashion or under any circumstances with any of BANK 's rights under this Agreement.
6.04 Sell its Accounts except to BANK during the term of this Agreement.
6.05  Change or modify the terms of the original Account with Customer.
6.06 Pledge the credit of BANK or Servicing Agent to any person or entity for any purpose whatsoever.
6.07  Alter any Customer payment schedule.

                                VII. SECURITY INTEREST
7.01 As a further inducement for BANK to enter into this agreement, Client hereby grants to BANK, as security for the repayment of any and all of Client's obligations hereunder, a security interest in all of Client's Accounts, inventory, instruments, documents, contract rights, chattel paper, general intangibles and the proceeds thereof (including any insurance proceeds), now and hereafter owned by Client, or in which Client now or hereafter may have any rights, wherever situated and whenever acquired ("Collateral").

                                    VIII. DEFAULTS
8.01 Upon the occurrence of any of the following events (each of which is herein sometimes called an "Event of Default");
                 (a) If Client shall fail to pay any of its Obligations to BANK when due;
                 (b) If Client confesses inability to continue performance in accordance with this Agreement;
                 (c) If any representation or warranty made herein or in any report, assignment, certificate, financial statement or other instrument furnished in connection with this Agreement, shall prove to be false or misleading in any material respect;
                 (d) If Client shall fail to perform any covenant, condition or agreement contained herein;
                 (e) If Client or any other person liable in whole or in part for payment or performance of the Obligations contained herein shall
(i) apply for or consent to appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be subject to an order for relief under Title 11, Chapter 7 or 11 of the United States Code or (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if a corporate action shall be taken for the purpose of effecting any of the foregoing;
              (f) If any order, judgment or decree shall be entered, without the application, approval or consent of Client by any court of competent jurisdiction, approving a petition seeking reorganization of Client or appointing a receiver, trustee, custodian or liquidator of Client, or of all or a substantial part of the assets of Client;
              (g) If there occurs any attachment of any deposits or other property of Client in the hands or possession of BANK or Servicing
Agent then, and in every such Event of Default and at any time thereafter during the continuance of such event, BANK may take any one or more of the following actions; (i) charge back to Client all outstanding Accounts and declare all Obligations secured hereby immediately due and payable;
(ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law; (iii) require Client to assemble the Collateral and records pertaining to the Accounts and make them available to BANK at a place designated by BANK; (iv) enter the premises of Client and take possession of the Collateral and of the records pertaining to the Accounts and any other Collateral; (v) grant extensions, compromise claims and settle the Accounts for less than face value, all without prior notice to Client; (vi) use, in conjunction with any assembly or disposition of the Collateral, a trademark, trade name, copyright, patent right or technical process used or utilized by Client;
(vii) retain any surplus realized to cover Client's Obligations to BANK and hold Client liable for any deficiency as provided in the Uniform Commercial Code; (viii) offset any funds held by BANK in any reserve account for Obligations of Client to BANK including but not limited to legal fees or other costs associated with the collection of Accounts; or pursue any other remedy at law or equity which BANK may have.

                                   IX. MISCELLANEOUS
9.01 This Agreement and all covenants, agreements, representations and warranties made herein, shall survive the purchase by BANK of the
Accounts hereunder, and shall continue in full force and effect, so long as Client shall have any Obligations to BANK  hereunder.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include their heirs, personal representatives, legal representatives, successors and assigns of such parties; and all covenants promises and agreements in this Agreement contained, by or on behalf of Client, shall inure to the benefit of the successors and assigns of BANK .
9.02 Once BANK has purchased an Account, payment on such Account by Customer is the sole property of BANK .
9.03 The prevailing party shall be entitled to reimbursement of any and all legal expenses and reasonable attorney's fees which it may incur as a result of either Client or BANK enforcing this agreement.
9.04 In order to carry out this Agreement and avoid unnecessary notification to Customers, Client irrevocably appoints Servicing Agent, or any person designated by BANK, its special attorney in fact, or agent, with power to:
            (a) Delete Client's address on all invoices and statements mailed to Customers, and to substitute in its place Servicing Agent's address;
            (b) Receive, open and dispose of all mail addressed to Client or to Client's trade name at Servicing Agent's address;
            (c) Endorse the name of Client or Client's trade name on any checks or other evidence of payment that may come into the possession of BANK or Servicing Agent on Accounts purchased by BANK and on any invoices or other documents related to any of the Accounts;
            (d) In Client's name, or otherwise, to demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due on Accounts purchased by BANK ;
            (e) To settle, compromise, compound, prosecute, or defend any action or proceeding with respect to said Accounts;
            (f) To extend the time of payment of any or all of the Accounts purchased by BANK and to make any allowances and other adjustments with reference thereto;
            (g) Offer discounts to Client's Customer exclusive of Client's normal business custom with said Customer where necessary to affect collection; and
            (h) To do any and all things necessary and proper to carry out the purpose of this Agreement. The authority granted pursuant to this power of attorney shall continue in full force and effect until all Accounts purchased by BANK have been paid in full.
9.05  Should BANK or Servicing Agent receive a double payment on an
Account or other payment which in not identified,  BANK   shall carry
such sums as open items and shall return to Client or Customer upon proper notification.
9.06 Client shall hold BANK and Servicing Agent harmless against any Customer ill will arising from Servicing Agent's or BANKs collecting or attempting to collect any Account.
9.07 This agreement shall continue in full force and effect until termination by thirty (30) days written notice by either party.
9.08 After termination of this Agreement, Client shall remain fully responsible to BANK for any Accounts purchased before such termination.
9.09 This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
9.10 No failure on the part of BANK or Servicing Agent to exercise, and no delay in exercising, and no course of dealing with respect to any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by BANK or Servicing Agent of any right, power or remedy under this Agreement preclude any other right, power or remedy. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law.
9.11 This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code have the meaning therein stated.
9.12 Client hereby consents to the jurisdiction of the courts of the State of Colorado and the United States District Courts for the District of Colorado, for the purpose of any suit, action or other proceeding arising out of any of its Obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts. Client and BANK also waive trial by jury in any action brought on or with respect to this Agreement
9.13 BANK or Servicing Agent may, in its sole discretion, give notice of assignment to any and all Customers of Client and collect Accounts directly from such Customers.
9.14 All notices and communications hereunder shall be given or made to the parties at their respective addresses set forth in the first paragraph of this Agreement, or at such other address as the addressee may hereafter specify for the purpose of written notice to the other party hereto. Such notices and other communications will be effectively given only if and when given in writing and delivered at the address set forth herein or duly deposited in the mails with first-class postage prepaid, or delivered to a telegraph company with all charges prepaid, addressed as aforesaid.
9.15 If any provision hereof is held invalid, illegal or unenforceable in any jurisdiction, for any reason whatsoever, the other provisions hereof shall remain in full force and effect in such jurisdiction and to that end, provisions hereof are declared to severable and the remaining provisions shall be liberally construed in favor of BANK .

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto all as of the day and year first written above.


First American National Bank              INNOVO, INC.

By:/s/Michael Pons                        By:/s/L. E. Smith
_________________________                 _________________________
Michael Pons                              L. E. Smith
Title:  Vice President                    CEO

                                    Client's signature witnessed by Michael Pons


STATE OF _____________________________ )
CITY AND                                                       ) ss.
COUNTY OF ___________________________ )


            The foregoing instrument was acknowledged before me this _____ day of ____________________ , 199__, by _________________________________
as ___________________________________
                  (Name)                                          (Title)
of _______________________ .
            (Company)


            Witness my hand and official seal.

            My Commission expires : _____________________


                                    ______________________________________
                                          (Notary Public)

                       CONTINUING CORPORATE GUARANTY AND WAIVER

Reference is made to the Combined Account Purchase and Security Agreement (herein "Security Agreement") dated December 1, 1997, and entered into between Innovo, Inc. ("Company") and First American National Bank (herein "BANK"). The terms used herein, other than the term "Agreement", where applicable and appropriate, shall have the same meaning as the terms used and defined in the Security Agreement.

For valuable consideration and to induce BANK to enter into the Security Agreement, the undersigned agrees as follows:

1. GUARANTY OF OBLIGATIONS: The undersigned unconditionally guaranty to BANK, or order, its successors and assigns, full prompt and faithful performance by the Company of all its present and future obligations under the Security Agreement and any other present and future obligations to BANK, including but not limited to its present and future obligations under the Security Agreement and any other present and future obligations arising in connection therewith, irrespective of any invalidity therein, the enforceability thereof or the insufficiency, invalidity or unenforceability of any security therefor. The obligations guaranteed hereunder shall be collectively referred to herein as "Obligations".
2. RIGHTS ARE INDEPENDENT: The Obligations of the undersigned are independent of the obligations of the Company under said Security Agreement, and separate action or actions may be brought and prosecuted by BANK against the undersigned whether or not an action is brought against the Company or whether the Company is joined in any such action or action.
3. AUTHORITY TO MODIFY OBLIGATIONS: The undersigned authorizes BANK, from time to time, without notice or demand, and without affecting any of the Obligations of the undersigned hereunder to:
               a. Renew, extend, amend, waive, restructure, refinance, release, accelerate, or otherwise change the terms of the Obligations and the Security Agreement;
               b. Consent to the change, restructure or termination of the corporate structure or existence, of the Company, and correspondingly restructure the Obligations;
               c.  Accept partial payment of the Obligations;
               d. Take and hold security or additional guarantees for the Obligations, and amend, alter, exchange, substitute, transfer, enforce, waive, subordinate, terminate or release any such security or guarantees;
               e. Apply any security and direct the order and manner of sale thereof as BANK , in its sole and absolute discretion, may determine; and
               f. Settle, release on terms satisfactory to BANK or by operation of law or otherwise, compromise, collect, or otherwise liquidate the Obligations and/or security or guarantees therefor in any manner.
4.  WAIVERS OF DEFENSES:  The undersigned waive:
               a. Any right to require BANK to proceed against the Company, the Customer, or any other person, or proceed against or exhaust any security, or pursue any other remedy in BANK 's power;
               b. Any defense arising in conjunction with the sale of any security or collateral by BANK including, but not limited to, the commercial reasonableness of such sale(s);
               c. Any right of subrogation in favor of the undersigned as to the Company;
               d.  The right to a jury trial in any action hereunder;
               e. All presentments for payment, demand, protest and notice thereof as to any instrument, and all other notices and demands to which the undersigned might otherwise be entitled, including without limitations, notice of all of the following: the creation, existence, or incurring of new or additional Obligations; the amount of the indebtedness from time to time outstanding; any adverse change in the Company's financial condition; any other fact which might increase the undersigned's risk; any default, partial payment or non-payment of all or any part of any Obligations by the Company; and any and all agreements and arrangements between NBFInc. and the Company, and any changes modifications, or extensions thereof;
               f.  All setoffs and counterclaims;
               g. The right to plead any and all statutes of limitations as a defense to this Agreement and to any of the Obligations thereby guaranteed; and
               h. Any claim or defense under Colorado Revised Statutes
               Section 13-50-102 and/or 13-50-103.
5.  WAIVER OF CLAIMS:  The undersigned hereby waives any and all claims or rights it may have against the Company in connection with this guaranty whether or not the undersigned is called upon to fulfill any or all of the Company's Obligations under the Security Agreement.
6.  CONTINUING GUARANTY:  It is the intention of the undersigned that this Agreement shall constitute a continuing guaranty of the Obligations and/or any indebtedness of the Company under each and every agreement between BANK and Company, which is made prior to the actual receipt by the holder hereof of written notice from such undersigned of the withdrawal of his guaranty, but any such withdrawal shall not affect the then existing liability of such undersigned to any extent.
7. SUBORDINATION: Any indebtedness of the Company now or hereafter held by the undersigned is hereby subordinated to the Obligations and any other indebtedness of the Company to BANK. Any indebtedness of the Company to the undersigned, if BANK so shall request, shall be collected, enforced, and received by the undersigned as Trustee for BANK and shall be paid over to BANK on account of the Obligations and any other indebtedness of the Company to BANK, but without reducing or affecting the liability of the undersigned under the other provisions of this Agreement.
8.  DEFAULT:  Any one or more of the following shall be a default hereunder:
               a. Any default in payment or performance of any indebtedness, instrument, or of the Obligations hereby guaranteed; or
               b. Any warranty, representation, statement, report, covenant, or certificate made or delivered to BANK by or on behalf of the Company or the undersigned which is incorrect, false, untrue or misleading when given in any respect whatever; or
               c. There shall be made or exist any levy, assessment, attachment, seizure, lien or encumbrance for any cause or reason whatsoever upon all or any material part of the assets of the Company or the undersigned (unless discharge by payment, release, or bond not more than twenty (20) days after such event has occurred); or
               d. There shall occur the dissolution, termination of existence, insolvency or business failure of the Company or the undersigned, or the appointment of a receiver, trustee or custodian for the Company or the undersigned or all or any part of the property of either of them, or any assignment for the benefit of creditors by, or the commencement of any proceedings under any reorganization insolvency law brought against the Company or the undersigned or the entry of the order of any Court which enjoins, restrains or in any way prevents the Company or the undersigned from conducting all or any material part of its business; or
               e. There shall occur the dissolution of the Company or the transfer, hypothecation or liquidation of all or substantially all of the Company's assets; or
               f. The undersigned shall sell, transfer, convey or in any manner alienate its interest in the Company
               In the event of any of the foregoing, any or all indebtedness, instruments and the Obligations hereby guaranteed shall become, for the purpose of this Agreement, due and payable by the undersigned forthwith without demand or notice.
9.  AUTHORITY OF OFFICERS:  It is not necessary for  BANK  to inquire into the powers of the Company or the officers, directors, or agents acting or purporting to act in its behalf and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
10. PARTNERSHIP OR ASSOCIATION: When the Company is in partnership or other association, this Agreement is to extend to the person or persons for the time being and from time to time carrying the business now conducted by the Company, notwithstanding any change or change in the name, structure and/or membership of the Company.
11. FINANCIAL CONDITION OF COMPANY: The undersigned represents to BANK that they are now and will be completely familiar with the business, operations and conditions of the Company and all subsidiaries, and they hereby waive and relinquish any duty on the part of BANK to disclose any matter, fact or thing relating to the business, operation or financial condition of the Company or its subsidiaries now known or hereafter known by NBFInc.
12. RECOURSE TO SEPARATE PROPERTY: If any married person shall execute this Agreement, such person agrees that recourse may be had against such person's separate and marital property as provided by the law of the state in which he or she resides for payment of the Obligations and any indebtedness arising under this Agreement.
13.  GUARANTOR'S DIRECT BENEFIT:   The undersigned hereby represents and
warrants that it is in the undersigned's direct interest to assist the Company because of the undersign's interest(s) in the relationship(s) with the Company.
14. ATTORNEY'S FEES: Whether or not suit be instituted, the undersigned agrees to pay reasonable attorney's fees and all other costs and expenses incurred by BANK in enforcing this Agreement and any such action or proceedings arising out of or relating to this Agreement.
15. CUMULATIVE RIGHTS: All rights, remedies and powers granted to BANK in this Agreement, are cumulative and may be exercised singularly or concurrently with such other rights as BANK may have.
16. MODIFICATIONS: Neither this Agreement nor any provisions hereof may be modified, amended, waived, discharged or terminated except by an instrument in writing duly signed by BANK.
17. SUCCESSORS AND ASSIGNS: This Agreement shall bind the successors and assigns of the undersigned as shall inure to the benefit of BANK 's successors and assigns.
18. GOVERNING LAW: This Agreement shall be governed by, and construed in accordance with the laws of the State of Colorado.
19. SEVERABILITY: In case any right of BANK herein shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other right granted hereby.
20. JOINT AND SEVERAL: All of the obligations of the undersigned hereunder shall be joint and several.
21. SECTION HEADINGS: The section headings used in this Agreement are for convenience or reference only and shall not limit or otherwise affect the provisions of this Agreement.

THE UNDERSIGNED CORPORATE GUARANTOR ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY ORAL OR WRITTEN REPRESENTATIONS BY BANK IN ENTERING INTO THIS AGREEMENT OR GUARANTY AND THAT IT HAS FREELY, WITHOUT COERCION OR DURESS, ENTERED INTO THIS AGREEMENT.

               IN WITNESS WHEREOF, the undersigned has executed this Guaranty this 1st day of December, 1997.

Innovo Group Inc.                      Authorized
27 North Main Street                   Signature    /s/L.E. Smith
Springfield, TN  37172                              _______________
                                                    L. S. Smith
                                       Signature witnessed by Michael Pons


                                       EIN:         76-0198471

STATE OF ___________________________)
CITY AND                                       ) ss.
COUNTY OF _________________________)

               The foregoing instrument was acknowledged before me this ___ day _________________, 199__, by ____________________ .
                                             (Name)

               Witness my hand and official seal.
               My commission expires: ________________
               _________________________________________
                           Notary Public